UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2023

Commission File Number 1-9052
DPL Inc.
(Exact name of registrant as specified in its charter)

Ohio	31-1163136
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1065 Woodman Drive
Dayton, Ohio	45432
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:	(937) 259-7215

Commission File Number 1-2385
THE DAYTON POWER AND LIGHT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-0258470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1065 Woodman Drive
Dayton, Ohio	45432
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:	(937) 259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
DPL Inc.	☐
The Dayton Power and Light Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

DPL Inc.	☐
The Dayton Power and Light Company	☐

Item 1.01    Entry into a Material Definitive Agreement

On April 10, 2023, The Dayton Power and Light Company, doing business as AES Ohio (“AES Ohio”), a subsidiary of DPL Inc. (“DPL”) and The AES Corporation (“AES”), entered into a Stipulation and Recommendation with various intervening parties (the “Settlement”) with respect to AES Ohio’s electric security plan pending at the Public Utilities Commission of Ohio (“PUCO”). The Settlement is subject to, and conditioned upon, approval by the PUCO. The Settlement would provide for a three-year electric security plan without a rate stability charge, and, in addition to other items, provides for the following:

•A Distribution Investment Rider for the term of the electric security plan allowing the timely recovery of distribution investments by AES Ohio based on a 9.999% return on equity, subject to revenue caps.
•The recovery of sixty-six million dollars related to past expenditures by AES Ohio plus future carrying costs and the recovery of incremental vegetation management expenses up to certain annual limits during the term of the electric security plan.
•Funding of programs for assistance to low-income customers and for economic development.

An evidentiary hearing has been scheduled to begin May 2, 2023, and AES Ohio expects an order by the PUCO in the third quarter of 2023. The foregoing description of the Settlement is qualified in its entirety by reference to the Settlement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. AES Ohio’s electric security plan docket, which includes a copy of the Settlement, is available at the website of the PUCO at www.puco.ohio.gov by searching Case No. 22-900-EL-SSO. The information on the website of the PUCO is not incorporated herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Stipulation and Recommendation dated April 10, 2023

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Forward-Looking Statements
This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs, and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan”, and similar words. Such forward-looking statements include, but are not limited to, statements with respect to return on and recovery of costs and expenses, the making of regulatory applications and filings, timing of approvals, strategic objectives, management’s expectations, or other anticipated matters in connection with the Settlement and its effects, including those on AES Ohio’s financial performance and condition. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions. These assumptions include, but are not limited to, timing of events, accurate projections of market conditions and regulatory rates, future interest rates, commodity prices, continued operating performance and electricity volume at distribution companies, as well as achievements of planned productivity improvements and growth investments at expected rates of return.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties, and other factors. Important factors that could affect actual results are discussed in DPL’s and AES Ohio’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in DPL’s and AES Ohio’s 2022 Annual Report on Form 10-K. Readers are encouraged to read DPL’s and AES Ohio’s filings to learn more about the risk factors associated with DPL’s and AES Ohio’s businesses. DPL and AES Ohio undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any security holder who desires copies of DPL’s or AES Ohio’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof may be made. Copies of such reports may also be obtained by visiting AES Ohio’s website at www.aes-ohio.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: April 10, 2023	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary

The Dayton Power and Light Company
d/b/a AES Ohio
Date: April 10, 2023	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary